Exhibit (c)(9)

SPEEDWAY MOTORSPORTS, INC.


Sprint
Coca-Cola
MAX
CAMRY

Special Committee Discussion Materials

Project Slingshot

March 20, 2019

Morgan Stanley

The Speedway Motorsports Morgan Stanley Team

SpeedwayMotorsports, Inc.



Jeff Holzschuh
Chairman of Institutional Securities
Managing Director

34 Years of Experience

Selected M&A Transactions

- National Grid: Sale of U.K. Gas Distribution Business
- Miami Marlins: Large secondary private placement
- Troon Golf: Sale to Leonard Green
- UIL Holdings: $4.7Bn Sale to Iberdrola
- AltaLink: $7.4Bn Sale to Berkshire Hathaway Energy
- Pepco: $12Bn Sale to Exelon
- Verizon: $130Bn acquisition of Vodafone's stake in Verizon Wireless
- Adams Golf: Sale to TaylorMade - Adidas Golf
- Acushnet: $1.2Bn Sale to Fila Korea and Mirae Asset Private Equity; Subsequent IPO of Acushnet in 2016
- Berkshire Hathaway Energy: $11.5Bn Sale of Constellation Energy to Exelon

Special Situations with Board Committees

- Pacific Gas and Electric Company: Advised board on strategic alternatives
- First Energy: Advised board on restructuring
- Spark: Advised board on strategic alternatives
- ITC: Advised board on its $11.3Bn sale to Fortis
- Insperity: Advised board on activism and strategic alternatives
- Viacom: Advised Special Committee of Viacom BoD on potential Viacom / CBS transaction



Max Herrnstein
Head of Global Media & Communications Group
Managing Director

24 Years of Experience

Selected M&A Transactions

- Time Warner: $108Bn Sale to AT&T
- Pittsburgh Penguins: Sale of LP Interest
- Liberty Media: Acquisition of Formula 1
- Time Warner Cable: $79Bn Sale to Charter Communications
- Miramax: Sale to beIN Media Group
- Viacom: Advised Special Committee of Viacom BoD on potential Viacom / CBS transaction
- CBS: Sale of Xcar China
- IMG: Sale to Silverlake-WME
- The Weather Company: Sale of P&T Segment to IBM

Selected Capital Markets Transactions

- Manchester United: Upsized $85MM block trade
- WWE: $385MM Total Equity Offerings
- Formula 1: $1.8Bn Equity Offerings
- Vice Media: $450MM private placement
- Macromill: $462MM IPO
- Nielsen: $2.2Bn IPO
- Viacom: $1.3Bn Junior Subordinated Notes
- IMAX China: $248MM IPO
- Regal Cinemas: $1.05Bn Bank Loan
- 21CF: $1Bn Senior Notes



Adam Waltz
Media & Communications Investment Banking
Executive Director

8 Years of Experience

Notable Transactions

- T-Mobile: Advisor to Deutsche Telekom on $150Bn merger with Sprint
- Crown Castle: Advisor to its $7.1 Bn acquisition of Lightower
- Formula1: $1.8Bn Equity Offerings
- Liberty Media acquisition of Formula1
- CenturyLink: $34Bn acquisition of Level 3, $22Bn acquisition financing
- WME / IMG: Advisor on IMG sale to Silver Lake Partners and William Morris Endeavor
- Viacom: Advised Special Committee of Viacom BoD on potential Viacom / CBS transaction



Stiliana Dimkova
Media & Communications Investment Banking
Vice President

4 Years of Experience

Notable Transactions

- Vice Media: $450MM private placement
- Sony Music: Acquisition of stake in Peanuts from DHX
- Viacom: $1.3Bn Junior Subordinated Notes
- Viacom: Advised Special Committee of Viacom BoD on potential Viacom / CBS transaction

Deep Bench of Resources to Draw Upon



Franck Petitgas
CEO of Morgan Stanley International
Managing Director

32 Years of Experience



Mohit Assomull
Head of Global Capital Markets
Managing Director

22 Years of Experience



Jean Abergel
Co-Head of Global Media & Communications Banking
Managing Director

23 Years of Experience



Edward Molloy
Head of U.S. Media & Communications Equity Capital Markets
Managing Director

20 Years of Experience

Speedway Motorsports, Inc.


AARP


IRWIN TOOLS



SECTION 1

01

Why Morgan Stanley

Why Morgan Stanley?

SPEEDWAY MOTORSPORTS, INC.

Leading M&A Franchise	✓ #1 M&A practice – advised on $200Bn+ of Tech, Media, & Telecom M&A transactions in 2018 ✓ #1 M&A practice in Sports ✓ Morgan Stanley delivers seamless M&A execution on transactions of all sizes
Sector Expertise	✓ Combination of deep expertise in the sports, entertainment and digital media sectors ✓ Experience in high-profile sports M&A transactions ✓ Deep understanding of NASCAR and its constituents
Leadership in Advising Unique Situations	✓ **Sports & Entertainment**: Liberty Media acquisition of Formula 1, WWE equity offering, sale of Buffalo Bills, Manchester United equity offering, sale of Maple Leaf Sports & Entertainment, sale of IMG Worldwide, recap of Pittsburgh Steelers, acquisition of Texas Rangers and MLB-RSN advisory ✓ **Technology & Digital Media**: Facebook, Snap, Google, Apple, Spotify, Alibaba IPOs ✓ **Media**: Comcast / SKY, AT&T / Time Warner, Viacom, Comcast / NBCU, DirecTV / Liberty
Global Delivery	✓ Senior, global team dedicated day-to-day to exceeding expectations ✓ Seamless, integrated group of senior bankers who have worked together on high profile sports M&A transactions ✓ Team on the phone today are the people who will be your advisors throughout the transaction

Morgan Stanley is Uniquely Qualified to Provide Expert and Unbiased Advice to the Special Committee

- Leading Special Committee advisor, with dedicated senior and experienced team
- Recognized expertise in Sports and Entertainment
- Specific experience with founder / shareholder “dislocations”, proxy fights and related governance issues
- Best-in-class equity franchise, with ability to solicit feedback from key shareholders
- Leading activist and defense capabilities
- Veterans of most recent, high profile proxy fights

Advisor of Choice for Special Committees

Brookfield, Cablevision, Pepsi bottling ventures, DirecTV, PG&E, ITC, Hearst, Spark Energy, Tribune Media

Extensive Activism Defense Experience

ADP, Akamai, Cincinnati Bell, McDonald's, Pandora, Perrigo, P&G, Samsonite

Understanding of Founder-Led Company Dynamics

Barnes & Noble, Chick-fil-A, JAB, Jimmy John's, Family Dollar, Starbucks, Zaxby's

Unrivaled Sports and Entertainment Industry Expertise

at&t, Buffalo Bills, Charter, Formula 1, Troon, IMG, Sony, T-Mobile, Viacom, Acushnet

Morgan Stanley is the Leading TMT Franchise…

#1 in TMT M&A

2018; Global ($Bn)


213
199
176
161
114
107
88
83
MS
Competitor Banks

Leader in TMT Capital Markets

Equity (2018; # of Deals)


57
50
46
46
32
30
30
23
MS
Competitor Banks

Leader in TMT Debt Financings

2018; # of Deals[1]


28
26
25
25
22
19
18
MS
Competitor Banks

Industry Defining TMT M&A

Advisor to Sky $34Bn M&A 2018	Advisor to Sony $3.7Bn M&A 2018	Advisor to Deutsche Telekom $26Bn M&A 2018	Advisor to special committee of Viacom BoD M&A 2016 & 2018
Advisor to Broadcomm $130Bn M&A 2017	Advisor to Entercom $2.9Bn M&A 2017	Advisor to Crown Castle $7Bn M&A 2017	Advisor to CenturyLink $34Bn M&A 2017
Advisor to Time Warner $108Bn M&A 2016	Sole Advisor to Liberty Media $8Bn M&A 2016	Advisor to Time Warner Cable $78Bn M&A 2015	Sole Advisor to Comcast $17Bn M&A 2013

Industry Defining TMT Equity

Direct Listing Financial Advisor 2018	Sole Bookrunner $74MM Secondary Block Trade 2017	Active Lead Bookrunner $2.1Bn IPO 2017	Active Lead Bookrunner $1.4Bn Follow-On 2017
Sole Broker Dealer $100MM Equity Raise 2017	Active Lead Bookrunner $3.4Bn IPO 2017	Joint Global Coordinator & Active Bookrunner $25.0Bn IPO 2014	Lead Left Bookrunner & Stabilization Agent $458MM IPO 2014

Industry Defining TMT Leveraged Finance

Left Lead Bookrunner $1.9Bn Senior Notes 2018	Joint Bookrunner $1.1Bn Senior Notes 2018	Joint Bookrunner $750MM Senior Term Loan 2017	Left Joint-Arranger $6.2Bn Credit Facilities 2017

Note:
1. Includes 2018 U.S. TMT NIG deals

… With Unique Sports Advisory and Financing Capabilities

SPEEDWAY MOTORSPORTS, INC.

Selected Experience

- Advised Liberty Media on acquisition of Formula 1
- Advised on sale to Pegula Family
- Advised Ontario Teachers' Pension Plan ("OTPP") on sale of MLSE
- Advised on sale to Silver Lake Partners and William Morris Endeavor
- Advised on Recapitalization and LP Equity Raise
- Sole Placement Agent for Private Placement

Morgan Stanley is the Advisor of Choice for Special Committees

SPEEDWAY MOTORSPORTS, INC.

How We Work Seamlessly With Special Committees

- Coordinate with the Special Committee's legal counsel and other advisors to design and implement a process that reflects arm's-length discussions and negotiations
- Complete a comprehensive review of value maximizing alternatives including performing risk/reward analysis of various alternatives
- Work with the Special Committee to determine optimal course of action in light of the circumstances and available alternatives
- Develop base case scenario of defining the success of standalone independent company

Unparalleled Experience Advising Independent and Special Committees

Advised board on strategic alternatives January 2019	**$5.5Bn** Advised the Special Committee of the Board of Directors of CPA-17/Corporate Property Associates 17 on the sale of the company to W.P. Carey June 2018	**$1.0Bn** Provided a fairness opinion to the Board of Directors of Avigilon Corp February 2018	Advised board on restructuring 2018	Advisor to Special Committee of Viacom BoD on M&A 2016 & 2018
$1.0Bn Advised the Special Committee of the Board of Directors of Dominion Diamond and Issued a Fairness Opinion to its Board of Directors on the sale of the company to The Washington Cos July 2017	**$4.1Bn** Advised the Conflicts Committee of the Board of Directors of TerraForm Power on the sale of 51% stake to Brookfield Asset Mgmt. March 2017	Advised board on strategic alternatives March 2017 – to date	**$0.3Bn** Advised the Special Committee of the Board of Directors of National Interstate on the sale of remaining shares to Great American Insurance March 2016	**$3.2Bn** Advised the Special Committee of the Board of Directors of Apollo Residential Mortgage on the merger with Apollo Commercial Real Estate February 2016
$1.5Bn Advising the Special Committee of the Board of Directors of 21 Vianet on the Take-Private offer by management-led Investor Group June 2015	**$11.3Bn** Advised the special committee of the Board of Directors of On sale to Fortis February 2015	Advised board on activism and strategic alternatives 2015	**$0.7Bn** Advised the Special Committee of the Board of Directors of Colony Financial on the acquisition of Colony Capital November 2014	**$1.0Bn** Advised the Special Committee of Brookfield Residential Properties on the sale of rem. shares to Brookfield Asset Mgmt. October 2014
$2.1Bn Advisor to the Board of Directors of Darden Restaurants on the sale of Red Lobster Seafood to Golden Gate Capital May 2014	**$0.4Bn** Advised the Transaction Committee of the Board of Directors of American Pacific on the sale to H.I.G. Capital LLC January 2014	**$0.9Bn** Advised the Special Committee of the Board of Directors of Giant Interactive Group on the Take-Private transaction by management-led Investor Group December 2013	**$0.8Bn** Advised the Special Committee of the Board of Directors of Ebix on sale to Goldman Sachs May 2013	**$2.4Bn** Advised the Independent & Special Committee of Board of Directors of Quest Software on the sale to Dell Inc. July 2012
$1.7Bn Advised the Independent Directors of Hsu Fu Chi's Board on the sale of stake to Nestle September 2011	**$10.8Bn** Advised the Special Committee of Pepsi Bottling Group on its merger with PepsiCo August 2009	**$14.5Bn** Advised the special committee of the Board of Directors of DIRECTV on its merger with Liberty Entertainment May 2009	**$10.6Bn** Advised the special committee of the Board of Directors of On discussions with the Dolan family re: potential sale May 2007	**$13.1Bn** Advised the special committee of the Board of Directors of on its sale to Sam Zell April 2007

Process is Critical in Special Committee Situations

SpeedwayMotorsports, Inc.

Comprehensive Process

- Building a track record of full review of proposal including alternative transactions, deal tactics, and actionability
- Objective and analytic approach supporting arm's-length negotiations between the Special Committee and the controlling shareholders as between third parties

Transparency

- Process should be supported with clear and explicit analytics
- At certain key milestones in the strategic alternatives review, the Special Committee may consider updating its shareholders

Timing

- Rigorous process/timeline to determine the appropriate shareholder value maximizing alternatives
- Special Committee will want to demonstrate responsiveness without unnecessary haste



SPEEDWAY MOTORSPORTS, INC.

SECTION 2

02

Importance of Sports in the Media & Entertainment Ecosystem

Sports is the Most Coveted of Premium Content

SPEEDWAY MOTORSPORTS, INC.

Must Have Content in a Dynamic Media Environment

"There is no substitute for premium sports content"

"The appeal of top-level sports is global and the sporting landscape is changing, opening up major opportunities in new markets"

"Diverse opportunities for follow-on monetization"

Explosive Growth in Value of Sports Rights

Media Rights Contract Value Change Upon Renewal

% Increase vs. prior Average Annual Value



('19-'24)
360%
('15-'21)
186%
UFC
('19-'24)
159%
('14-'21)
100%
('17-21)
85%
('16-'25)
70%
('16-'19)
60%
('16-'19)
58%
('16-'20)
20%
('15-'18)
14%

Technology Expands the Appeal, Community Surrounding and Value of Sports

Frequency (%) Fans Access Sports Content by Platform[1]



TV
42
Online
42
Smartphone Apps
34
Newspapers
34
Radio
32
Social Networks
29

✓ Top sports rights sold on a "technology agnostic" basis with preference given to a **fully-integrated distribution platform**.

Source: Technavio, Nielsen

Source: "The Future of Sports Fan Report", 2017

Notes:
1. Reflects the evolution of the proportion of sports fans using each media to consume sports in Europe

NASCAR TV Viewership Has Been in Decline Since 2015...

SPEEDWAYMOTORSPORTS, INC.

Despite Decline in Viewership, the New Media Rights Deal Represents a ~46% Increase from Prior Deal

TV Viewership for First 3 NASCAR Races Has Steadily Declined Since 2015



MM
CAGR (14%)
7.7
9.5
13.4
7.2
6.8
11.4
6.0
6.6
11.9
4.7
5.6
9.3
2015
2016
2017
2018
Daytona
Atlanta
Las Vegas

Daytona track owned by ISC and Atlanta and Las Vegas tracks owned by TRK

Source: Wall Street Research

NASCAR's 2015-2024 TV Rights Deal Represents a ~46% Increase Over Prior Deal Value

Networks	Start	End	Length	Total	Avg. Annual	Chg %
FOX / NBC	2015	2024	10 years	$8,200	$820	46%
FOX / DIS / Turner	2007	2014	8 years	$4,480	$560	40%

Media Rights TV Broadcasting Agreement Overview

NBC SPORTS GROUP

FOX SPORTS MEDIA GROUP

- ✓ **10-year term**
- ✓ **65% / 25% / 10%** - distribution remains (promoter / teams / NASCAR)
- ✓ **OTT and DTC** rights
- ✓ 2018 season for **36 cup events**
  - 48MM unique viewers
  - 3.3MM viewers tuned in per minute

...And Attendance Continues to Fall with Combined Admissions Revenue Down ~24% Since 2011

SPEEDWAY MOTORSPORTS, INC.

To Combat Attendance Declines, ISC & Speedway Motorsports Have Removed Nearly 20% of Their Combined Venues' Capacity

Admissions Revenue Has Declined Significantly Since 2011



Speedway Motorsports Admissions Revenue
$MM
SPEEDWAY MOTORSPORTS, INC.
CAGR
(7%)
130
106
101
87
2011
2013
2015
2017



ISC Admissions Revenue
$MM
ISC
CAGR
(3%)
144
130
130
122
2011
2013
2015
2017

Speedway Motorsports and ISC Have Reduced Seating Capacity by ~370k Seats Since 2011



Total Seating Capacity
'000
SPEEDWAY MOTORSPORTS, INC.
900
888
786
715
2011
2013
2015
2017



Total Seating Capacity
'000
ISC
949
832
764
761
2011
2013
2015
2017

Source: Wall Street Research, Company Filings

NASCAR Strategy in Place to Address Declining Viewership and Lack of Millennial Engagement

SpeedwayMotorsports, Inc.

NASCAR Demographics Skewed to Older and Less Wealthy

	NFL	NBA	MLB	NHL	NASCAR
Age under 34	29%	45%	24%	37%	**14%**
Income less than $40K	26%	34%	32%	21%	**35%**
Hispanic	8%	12%	9%	2%	**2%**

NASCAR Median Age of Viewers Has Increased Significantly

Median Age


49
58
2006
2016

NASCAR Strategy Core Pillars

- Youth Engagement
- Driver Star Power
- Gen Y Engagement
- Event Experience
- Social Media Presence
- Multicultural Demographics
- Product Relevance

Source: Wall Street Research, Statista

NASCAR / ISC Transaction Overview

SpeedwayMotorsports, Inc.

NASCAR / ISC Transaction Highlights

- On November 9, 2018, NASCAR made a non-binding proposal to acquire all outstanding shares of ISC, not owned by the controlling shareholders of NASCAR, for **$42 / share in cash**
- Purchase price represents a **14% premium** to 30-day VWAP of $36.91
- A Special Committee of ISC BoD has been formed to evaluate the offer
- ISC has not provided additional comments on timetable or next steps

ISC Stock Price Reaction

	1-day prior	10-days prior	30-days prior
Date	11/8/2018	10/30/2018	10/10/2018
Price	$39.50	$37.20	$35.59
Premium	6.3%	12.9%	18.0%



$50.00
$46.00
$42.00
$38.00
$34.00
1-Jul
1-Aug
1-Sep
1-Oct
1-Nov
1-Dec
1-Jan
1-Feb
1-Mar
$42.78
Offer Price
ISC Q3'18 Earnings
NASCAR Offer
ISC FY18 Earnings

Transaction Detail

$MM, unless otherwise noted

Offer Price	**$42.00**
Total Implied Equity Value	$1,869
(+) Net Debt	(19)
Total Implied AV	**1,849**
2018E EBITDA	223
2019E EBITDA	233
Implied AV / 2018E EBITDA	**8.3x**
Implied AV / 2019E EBITDA	**8.0x**

Public stake being acquired worth ~ **$1.1Bn**

Represents **~58% not owned by France Family**

Research Analyst Commentary

"…we believe **investors remain focused on the NASCAR acquisition offer** — shares continue to trade above the $42 all-cash deal price — rather than near-term operating results.."
– Broker B, January 2019

"After the deal surfaced in early November 2018, S&P put ISC's 'BBB' **credit rating on negative watch concerning the potential additional debt** (assuming NASCAR purchases non-France family controlled ISC shares entirely with new debt) and **meaningfully higher leverage of the combined company**…We note that each additional dollar offered by NASCAR [adds] ~$27.2MM in consideration. Given the France family's conservatism, these parameters could **limit any potential sweetened offer**…"
– Broker A, January 2019

SPEEDWAY MOTORSPORTS, INC.





SECTION 3

03

Initial Perspectives on Speedway Motorsports

Speedway Motorsports Has Underperformed International Speedway Over the Past Year

SPEEDWAY MOTORSPORTS, INC.

Relative Total Shareholder Returns

Last Two Years [1]

	Returns			
	L2Y	LTM	6Mo	3Mo
TRK	(15%)	(11%)	(10%)	(4%)
ISC	19%	(2%)	(3%)	(1%)
S&P 500	16%	3%	(3%)	10%



Strong FY17 results; uptick in ticket prices, benefit of tax reform and promising redevelopment outlook lift guidance
ISC announces acquisition of Racing Electronics assets
NASCAR announces bid to acquire remaining shares of ISC not owned by France Family
Releases 3Q18 earnings and revises 2018 guidance down
TRK releases 3Q17 earnings; significant underperformance in the quarter
TRK releases 2Q17 earnings in line with expectations; announces realignment of races
TRK FY17 earnings at bottom end of guidance range; cite inclement weather at major events as impactful factor
TRK reports relatively strong 3Q18; primarily due to realignment of race locations and timing
TRK FY18 earnings below consensus estimates
19%
16%
(15%)
130
120
110
100
90
80
70
Mar-17
May-17
Jul-17
Sep-17
Nov-17
Jan-18
Mar-18
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
TRK
ISC
S&P 500
Earnings Release

Source: CapIQ

Note:
1. As of March 18, 2019

Equity Research Focused on Reinvestment Strategies and New Initiatives to Offset Declining Industry Trends

SPEEDWAY MOTORSPORTS, INC.

Speedway Motorsports, Inc.

"…our strong view that **TRK fundamentals and shares will be challenged absent material facility upgrades and investments to offset industry-wide admissions/event related declines** (competitor ISC began upgrade investments a few years ago and is seeing stabilization in admissions revenues). Management has signaled only a focus on debt reduction through 2018, with no update on future priorities until 2019." – *Broker A, August 2018*

"TRK has **focused excess cash on debt reduction since 2009 vs. reinvesting in facilities…we believe TRK will need to prioritize reinvestment projects of older tracks, vs. any material return of capital to shareholders**. Since 2010, TRK has arguably underinvested in its business." – *Broker A, August 2018*

Broker	Rating	Date	Price Target	Prem. / (Discount)[1]
Broker A	Market Perform	16-Aug-18	$18.00	16.9%
Broker C	Neutral	1-May-18	$20.00	29.9%
Median		*No recent update*	**$19.00**	**23.4%**

Source: Wall Street Research

Notes:
1. Market data as of March 18, 2019

ISC – International Speedway Corporation

"We favour ISC over TRK as the former: **i) generates more earnings outside NASCAR (i.e. Hollywood Casino, ONE Daytona); ii) owns the world famous Daytona track; and iii) has less financial leverage**" – *Broker D, March 2018*

"ISC continued to witness **attendance declines in 2018, despite accelerating reinvestments** to reinvigorate several of its facilities (Daytona, ISM, Richmond) since 2013…Our core thesis of a **mature sport, requiring material multiyear reinvestment and need to expand the fan base** remains intact." – *Broker A, January 2019*

"**New initiatives such as e-Sports to improve motorsport engagement are in its infancy** and will not materially contribute in the intermediate-term. While we **expect FCF to further expand in 2019E/2020E, this will likely be focused to update additional tracks (e.g., Talladega) vs. returned to investors**" – *Broker A, January 2019*

Broker	Rating	Date	Price Target	Prem. / (Discount)[1]
Broker A	Market Perform	25-Jan-19	$41.00	(4.2%)
Broker B	Neutral	24-Jan-19	$38.00	(11.2%)
Broker C	Neutral	5-Jul-18	$47.00	9.9%
Median			**$41.00**	**(4.2%)**

Speedway Motorsports Growth Lags ISC; Capital Intensity Significantly Lower

SPEEDWAY MOTORSPORTS, INC.

Figures in $MM, CY 12/31 unless otherwise noted

Speedway Motorsports

2018 Revenue Mix



Other
6%
Admissions
17%
NASCAR
Broadcasting
47%
Event Related
30%

Revenue



(0.8%) CAGR
495
458
462
469
479
2016A 2017A 2018A 2019E 2020E

EBITDA



(0.1%) CAGR
127
124
117
124
127
2016A 2017A 2018A 2019E 2020E
26% 27% 25% 26% 27%

ULFCF(1)



UFCF Conversion
Capex % of Rev.
7% 6% 7% 7% 8%
93
98
83
89
91
2016A 2017A 2018A 2019E 2020E
73% 79% 71% 72% 71%

International Speedway(2)

2018 Revenue Mix



Food,
Beverages, Merch.
5%
Other
3%
Admissions
16%
Motorsports
and Event
Related
75% (3)

Revenue



2% CAGR
658
670
678
697
716
2016A 2017A 2018E 2019E 2020E

EBITDA



3% CAGR
212
217
223
229
235
2016A 2017A 2018E 2019E 2020E
32% 32% 33% 33% 33%

ULFCF (1)



UFCF Conversion
Capex % of Rev.
Significant capex related to 5- year tracks revamping plan
21% 22% 22% 16% 15%
71
72
74
119
130
2016A 2017A 2018E 2019E 2020E
34% 33% 33% 52% 55%

Source: Company Filings, Wall Street Research, CapIQ

Notes:

1. ULFCF defined as EBITDA less Capex
2. 2018 figures reflect CY estimates; revenue mix is reported FY figures
3. Includes NASCAR Broadcasting rights fees

Speedway Motorsports Has Focused on Debt Reduction vs. Reinvestment in the Business

SpeedwayMotorsports, Inc.

Track	Location	Opened/Updated Date
Atlanta Motor Speedway	Hampton, Georgia	1960
Charlotte Motor Speedway	Concord, South Carolina	1960
Bristol Motor Speedway	Bristol, Tennessee	1961
Sonoma Raceway	Sonoma, California	1968
Las Vegas Motor Speedway	Las Vegas, Nevada	1972
New Hampshire Motor Speedway	Loudon, New Hampshire	1990
Texas Motor Speedway	Fort Worth, Texas	1996
Kentucky Speedway	Sparta, Kentucky	2000

~60%+ of Speedway Motorsports Tracks are > 40 years old

ISC International Speedway Corporation

Track	Location	Opened/Updated Date
Martinsville Speedway	Martinsville, VA	1947
Watkins Glen International	Watkins Glen, NY	1948
Darlington Raceway	Darlington, SC	1959
Michigan International Speedway	Brooklyn, MI	1968
Homestead Miami Speedway	Homestead, FL	1995
Auto Club Speedway	Fontana, CA	1997
Kansas Speedway	Kansas City, Ks	2001
Chicagoland Speedway	Joliet, IL	2001
Daytona International Speedway	Daytona Beach, FL	1959 / 2016
Phoenix Raceway	Phoenix, AZ	1964 / 2018
Richmond Raceway	Richmond, VA	1946 / 2018
Talladega Superspeedway	Talladega, AL	1969 / 2019

Recently updated tracks as part of $500MM, 5-yr capital allocation plan

ISC Has Invested in Major Track Redevelopment Projects to Drive Growth in Attendance

SPEEDWAY MOTORSPORTS, INC.


ZMAX DRAGWAY

SECTION 4

04

Supplemental Materials

Comparable Sports Company Analysis

SpeedwayMotorsports, Inc.

As of March 18, 2019, CY Figures

Operating Metrics

2018A – 2020E Revenue CAGR

Motorsports Tracks | Sports and Entertainment



2%
3%
2%
20%
10%
8%
5%
3%
2%
2%
5%
(1)
(2)

2018A – 2020E EBITDA CAGR



2019 Margin
4%
2%
3%
61%
52%
23%
15%
2%
1%
(3%)
15%
(1)
(2)
26%
33%
21%
13%
8%
24%
45%
16%
30%

2018A – 2020E ULFCF CAGR (3)



4%
32%
18%
59%
28%
19%
15%
4%
2%
0%
17%
(1) (4)
(5)
(2)

Valuation Metrics

AV / 2019E EBITDA

Motorsports Tracks | Sports and Entertainment



6.1x
7.7x
6.9x
35.1x
28.6x
28.4x
16.9x
16.2x
14.7x
16.9x
8.1x
(2)

EV / 2019E LFCF



9.3x
21.1x
15.2x
99.6x
24.1x
22.3x
18.1x
6.0x
NM
NM
18.1x
(2)

- - - - - - Median

Notes:
1. CY 2018 figures reflect consensus estimates
2. F1 figures shown for the operating asset and valuation based on implied F1 net asset value
3. ULFCF defined as EBITDA less capex
4. UFCF CAGR impacted by high Capex in 2018 due to ISM and Richmond tracks redevelopment
5. Represents 2018E – 2021E UFCF CAGR

Speedway Motorsport Trading Discount Gap Continues to Widen vs. International Speedway

SPEEDWAYMOTORSPORTS, INC.

AV / NTM EBITDA

	Average			
	L2Y	LTM	6Mo	3Mo
TRK	7.2x	6.8x	6.6x	6.6x
ISC	7.8x	7.9x	7.9x	8.2x



10.0x
9.0x
8.0x
7.0x
6.0x
5.0x
Mar-17
May-17
Jul-17
Sep-17
Nov-17
Jan-18
Mar-18
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
7.7x
6.1x
TRK
ISC

Source: CapIQ

Note:
1. As of March 18, 2019

Speedway Motorsports / ISC Comparative Analysis

SPEEDWAY MOTORSPORTS, INC.

As of March 18, 2019

TRK / ISC Side-by-Side Comparison

CY figures in $MM, unless otherwise noted

Capitalization & Trading Metrics	Speedway Motorsports, Inc.	ISC – International Speedway Corporation [2]
Share Price	$15.40	$42.78
Equity Value	634	1,852
Aggregate Value	755	1,760
AV / 2019E EBITDA	6.1x	7.7x
AV / 2019E ULFCF [1]	8.5x	14.8x
Price / 2019E EPS	14.8x	21.4x
Key Operational & Financial Statistics		
2019E Revenue	469	697
2019E EBITDA	124	229
2019E CapEx	(35)	(110)
18E - 20E Revenue CAGR	2%	3%
18E - 20E EBITDA CAGR	4%	2%
18E - 20E EPS CAGR	5%	4%
2019E EBITDA Margin	26%	33%
2019E ULFCF Margin	19%	17%
Leverage		
Total Debt	201	258
(-) Cash	(81)	(269)
Net Debt	120	(11)
Total Debt / LTM EBITDA [3]	1.7x	1.3x
Net Debt / LTM EBITDA [3]	1.0x	NM
Ownership	**Smith Family**	**France Family**
% Insider Economic Ownership [4]	71%	42%
% Insider Voting Ownership [4]	71%	75%

ISC growth and profitability outpaces TRK

Notes:
1. ULFCF defined as EBITDA less CapEx
2. ISC FYE in November, calendarized figures shown; CY18 figures reflect consensus estimates
3. Based on LTM EBITDA of $117MM for TRK and $203MM for ISC
4. As of March 2018 Annual Shareholder Meeting; Smith family ownership includes RSUs granted to Marcus G. Smith under the 2013 Stock Incentive Plan

Speedway Motorsports Shareholder Momentum

SpeedwayMotorsports, Inc.

As of 4Q'18

Top 10 4Q Buyers

Investor	AUM ($Bn)	Type	% TSO	Pos. Δ (Shares)
Alambic Investment Management	0.2	LO	0.2	82,376
Marshall Wace	23.8	HF	0.2	62,217
BlackRock Institutional Trust Company	2,118.4	Index	1.7	51,152
Goldman Sachs & Company	147.3	BD	0.1	47,143
J.P. Morgan Securities	33.4	BD	0.1	30,521
Morgan Stanley & Co.	70.2	BD	0.2	26,957
Renaissance Technologies	91.7	Quant	1.0	26,865
BlackRock Financial Management	177.6	LO	0.1	21,599
Bank of America Merrill Lynch	306.4	BD	0.1	21,239
OxFORD Asset Management	3.5	HF	0.1	19,454
Total			3.8	389,523

Top 10 4Q Sellers

Investor	AUM ($Bn)	Type	% TSO	Pos. Δ (Shares)
Norges Bank	665.1	LO	1.1	(213,449)
The Vanguard Group	3,153.2	Index	2.5	(128,237)
Potrero Capital Research	0.1	LO	0.4	(76,951)
Mellon Investments Corporation	194.8	Index	0.5	(70,907)
AJO	18.4	LO	0.0	(68,579)
Bridgeway Capital Management	7.7	LO	0.5	(38,407)
Capital Wealth Advisors	0.4	Index	0.0	(32,084)
AXA Rosenberg Investment Management	19.9	Quant	0.4	(28,751)
Stone Ridge Asset Management	2.0	LO	0.0	(21,521)
Allianz Global Investors	104.5	LO	0.0	(19,638)
Total			5.4	(698,521)

Top 30 Holders

Investor	% of TSO	% of Float	AUM ($Bn)	City	Type	Position in Shares (MM) 4th Qtr '18	3rd Qtr '18	2nd Qtr '18	1st Qtr '18	4th Qtr '17	3rd Qtr '17	2nd Qtr '17
Sonic Financial Corp / Smith (Ollen Bruton)	71.1	N/A	0.5	--	Holding Corp / Insider	29.0	29.0	29.0	29.0	29.0	29.0	29.0
Dimensional Fund Advisors	8.0	29.1	388.2	Austin	Quant	3.3	3.2	3.2	3.2	3.2	3.1	3.2
The Vanguard Group	2.5	9.0	3,153.2	Malvern	Index	1.0	1.1	1.1	1.1	1.1	1.0	1.0
BlackRock Institutional Trust Company	1.7	6.3	2,118.4	San Francisco	Index	0.7	0.7	0.7	0.6	0.6	0.6	0.6
Patient Capital Management	1.1	3.9	0.5	Toronto	LO	0.4	0.4	0.4	0.4	0.4	0.4	0.4
Norges Bank	1.1	3.8	665.1	Oslo	SWF	0.4	0.6	0.6	0.6	0.6	0.6	0.3
Renaissance Technologies	1.0	3.7	91.7	New York	Quant	0.4	0.4	0.4	0.3	0.3	0.3	0.2
Smith (Marcus G)	0.6	N/A	0.0	--	Insider	0.2	0.2	0.2	0.2	0.2	0.2	0.2
State Street Global Advisors	0.6	2.1	1,157.6	Boston	Index	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Bridgeway Capital Management	0.6	2.0	7.7	Houston	LO	0.2	0.3	0.3	0.2	0.2	0.2	0.2
Brooks (William R)	0.5	N/A	0.0	--	Insider	0.2	0.2	0.2	0.2	0.2	0.2	0.2
Mellon Investments Corporation	0.5	1.7	194.8	Boston	Index	0.2	0.3	0.3	0.2	0.2	0.2	0.2
Potrero Capital Research	0.4	1.5	0.1	San Francisco	LO	0.2	0.2	0.3	0.3	0.3	0.3	0.3
Northern Trust Investments	0.4	1.5	235.1	Chicago	Index	0.2	0.2	0.2	0.1	0.1	0.2	0.2
AXA Rosenberg Investment Management	0.4	1.4	19.9	Orinda	Quant	0.2	0.2	0.2	0.2	0.2	0.1	0.1
PanAgora Asset Management	0.4	1.4	22.3	Boston	Quant	0.2	0.2	0.2	0.2	0.1	0.1	0.0
JP Morgan Asset Management	0.4	1.3	309.7	New York	LO	0.1	0.1	0.1	0.2	0.2	0.2	0.2
North Star Investment Management	0.3	1.1	0.8	Chicago	LO	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Geode Capital Management	0.3	1.1	375.8	Boston	Quant	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Alambic Investment Management	0.2	0.7	0.2	San Francisco	Quant	0.1	0.0	0.0	0.0	0.0	0.0	0.0
Marshall Wace	0.2	0.7	23.8	London	HF	0.1	0.0	0.0	0.0	0.0	0.0	0.0
Arrowstreet Capital	0.2	0.6	40.2	Boston	HF	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Quantitative Management Associates	0.2	0.6	59.4	Newark	Quant	0.1	0.1	0.1	0.1	0.1	0.1	0.1
First Quadrant	0.2	0.6	1.4	Pasadena	Quant	0.1	0.1	0.1	0.0	0.0	0.0	0.0
Charles Schwab Investment Management	0.2	0.6	172.1	San Francisco	Index	0.1	0.1	0.1	0.1	0.1	0.0	0.1
Invesco Capital Management	0.2	0.5	134.7	Downers Grove	Index	0.1	0.1	0.1	0.0	0.0	0.1	0.0
Morgan Stanley & Co.	0.2	0.5	70.2	New York	Broker-Dealer	0.1	0.0	0.0	0.1	0.1	0.0	0.1
Two Sigma Investments	0.1	0.5	60.7	New York	Quant	0.1	0.1	0.1	0.0	0.0	0.0	0.0
Deutsche Asset Management	0.1	0.5	86.2	New York	LO	0.1	0.1	0.1	0.0	0.0	0.0	0.0
Gabelli Funds	0.1	0.5	29.3	Rye	LO	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Total	93.4%	77.5%				38.2	38.4	38.4	38.1	38.1	37.7	37.2

Increase in ownership by ≥ 5%   Decrease in ownership by ≥ 5%

Source: ThomsonOne

Notes:
1. As of 4Q'18; includes all holders

Selected Minority Squeeze-Out Premium Precedents

SpeedwayMotorsports, Inc.

Basis of Selection

- Time Period: Jan 2009 to date
- US targets with $500MM – $2.5Bn Market Cap
- % of target acquired < 49%
- Excludes Banking, Insurance and Real Estate

Selected Premium Precedents

	Date	Target	Acquiror	Status	Industry	Market Cap [1] ($MM)	% Acquired	Premium Paid: 1 Day Prior to Announcement (%)	Premium Paid: 4 Weeks Prior to Announcement (%)
1	Feb-19	SunCoke Energy Partners LP	SunCoke Energy Inc	Pending	Metals/Mining/Coal	558	38.3	9.3	28.8
2	Nov-18	International Speedway Corp	NASCAR	Intended	Entertainment	1,572	25.8	6.3	17.8
3	Jun-18	OCI Partners LP	OCI NV	Completed	Chemicals	857	11.8	10.0	11.7
4	Nov-17	Alon USA Partners LP	Delek Us Holdings Inc	Completed	Energy	718	18.4	2.9	21.2
5	May-17	PennTex Midstream Partners LP	Energy Transfer Partners Lp	Part Comp	Nat. Gas Distr	692	30.4	18.0	17.7
6	Apr-17	World Point Terminals LP	World Point Terminals Inc	Pending	Wholesale	585	26.4	6.3	3.1
7	May-16	Rose Rock Midstream LP	SemGroup Corp	Completed	Energy	608	44.0	0.0	46.1
8	Mar-16	Crown Media Holdings Inc	Hallmark Cards Inc	Completed	Media	1,547	9.7	2.4	17.4
9	Feb-16	Federal-Mogul Holdings Corp	Icahn Enterprises Holdings LP	Completed	Automotive	756	18.0	100.8	123.7
10	Apr-15	QEP Midstream Partners LP	Tesoro Logistics LP	Completed	Nat. Gas Distr	841	43.1	7.2	5.3
11	Oct-13	PAA Natural Gas Storage LP	Plains All American Pipeline	Completed	Nat. Gas Distr	2,004	38.1	0.2	(0.3)
12	May-13	Pioneer Southwest Energy Ptnrs	Pioneer Natural Resources Co	Completed	Energy	905	47.6	57.1	61.1
13	Nov-12	Sauer-Danfoss Inc	Danfoss A/S	Completed	General Industrial	1,941	24.4	48.6	48.0
14	Feb-11	Duncan Energy Partners LP	DEP Holdings LLC	Completed	Nat. Gas Distr	1,922	41.3	34.6	31.6
15	Aug-10	Wesco Financial Corp	Berkshire Hathaway Inc	Completed	Rental/Leasing	2,399	19.9	18.6	14.2
16	Mar-10	Bare Escentuals Inc	Shiseido Co Ltd	Completed	Consumer Products	1,753	17.1	(0.1)	0.2
17	Mar-09	Magellan Midstream Hldg LP	Magellan Midstream Partners LP	Completed	Energy	977	45.4	25.0	20.2
						Mean	**29.4%**	**20.4%**	**27.3%**
						Median	**26.4%**	**9.3%**	**17.8%**
						Top Quartile	**41.3%**	**25.0%**	**31.6%**

Note:
1. Market Cap four weeks before announcement

Sports Franchise Valuations Have Experienced a Paradigm Shift as Sports Media Rights Grow

SpeedwayMotorsports, Inc.

Selected Sports Transactions Since 2011

LTM Revenue Multiple (x)



12.1
10.3
9.0
9.0
Average: 6.2x
6.2
Adjusted Multiple: 5.2x
2.0
1.5
2.4
3.4
2.2
2.7
3.2
3.6
NA
3.1
2.3
3.5
4.0
4.9
4.6
2.0
2.8
2.6
5.0
5.6
5.8
3.7
5.9
5.8
3.2
4.4
5.6
3.9
5.9
Date 2/11 4/11 5/11 7/11 7/11 9/11 11/11 11/11 12/11 3/12 4/12 5/12 6/12 8/12 8/12 5/13 8/13 8/13 8/13 4/14 5/14 9/14 10/14 12/14 4/15 12/15 7/16 8/16 9/16 9/17 9/17 10/17 1/18

Notes:
See Appendix

Notes to Precedent Transactions

SpeedwayMotorsports, Inc.

1) Based on reported sale for $165MM and $81MM 2010 Forbes revenue
2) Tom Gores purchased a 90% share of the Pistons, the Palace at Auburn Hills, and other assets of Palace Sports & Entertainment (including DTE Energy Theater); Gores reportedly paid $325MM for all assets after backing out minority ownership interest, debt and other liabilities; Karen Davidson maintained a 10% interest. $360MM value according to Forbes with $80MM attributed to arena; $217MM reflected above for team only
3) Based on reported sale of 30% stake to Nationwide for $52MM and $80M 2011 Forbes revenue
4) Based on reported sale for $240MM and $90MM 2011 Forbes revenue, includes 50% of American Airlines Center
5) Jaguars 2011 operating statistics based on Forbes NFL team valuations
6) $2.1Bn value for Maple Leaf Sports & Entertainment, including Raptors, Maple Leafs, Toronto FC, and other sports, real estate and entertainment properties
7) Based on reported sale by TowerBrook Capital Partners and Dave Checketts for $180MM and $78MM 2011 Forbes revenue
8) Browns 2011 operating statistics based on Forbes NFL team valuations and estimate of purchase price based on public information
9) Purchase price includes $200 million for Padres equity stake in MLBAM, and $200 million of upfront television money retained by previous owner
10) Based on reported sale for $170MM by the NHL (acquired in 2009 out of bankruptcy) and $83MM 2012 Forbes revenue
11) Based on reported sale for $240MM and $87MM 2012 Forbes revenue, includes arena operations but not ownership
12) Based on reported sale for $320MM to Josh Harris and David Blitzer and $122MM 2012 Forbes revenue, includes arena operations
13) Adjusted revenue multiple of 7.1x based on PF revenue adjusted for new local and national TV deal estimates in LA Clippers legal filings (Project Claret), slightly aggressive BAML estimates
14) Bills 2014 operating statistics based on Forbes NFL team valuations
15) Based on reported sale of $485MM and Forbes 2014 revenue of $83MM
16) Based on reported sale of 51% stake for $155MM to Andrew Barroway and $83MM 2012 Forbes revenue (instead of 2013 due to lockout). Team rebranded Arizona Coyotes in January 2014. Higher multiple reflective of new US/Canada TV deal
17) Based on reported sale of 13% stake for 265MM GBP to China Media Capital (CMC) / CITIC Capital and 2015 revenue of 352MM GBP
18) Based on reported sale of 90% stake for $1.4Bn to 17-person group of local minority owners led by John Stanton and $271MM 2015 Forbes Revenue
19) Based on reported sale of $2.2Bn and Forbes 2017 revenue of $244MM
20) Purchase price includes RSN, land and/or additional assets
21) Tsai acquired 49% of the franchise with option to assume majority control in 4 years at a locked-in valuation of $2.3Bn
22) Represents LTM 2011 transaction multiple; Adjusted multiple assumes new broadcast rights deal of $150MM / year

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